                                                                    Exhibit 99.1


                                          Financial Statements and
                                          Supplemental Schedules

                                          KEYCORP 401(K) SAVINGS PLAN

                                          Years Ended December 31, 1997 and 1996

                           KeyCorp 401(k) Savings Plan

                 Financial Statements and Supplemental Schedules

                           December 31, 1997 and 1996

                                    CONTENTS



         Report of Independent Auditors............................................................     1

         FINANCIAL STATEMENTS

         Statements of Net Assets Available for Benefits...........................................     2
         Statements of Changes in Net Assets Available for Benefits................................     4
         Notes to Financial Statements.............................................................     6


         SUPPLEMENTAL SCHEDULES

         Supplemental Schedule 27(a)--Schedule of Assets Held for Investment........................    15
         Supplemental Schedule 27(d)--Schedule of Reportable Transactions...........................    16

                         Report of Independent Auditors


Compensation and Organization Committee
KeyCorp

We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets avaliable for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                        /s/ Ernst & Young LLP


Cleveland, Ohio
June 22, 1998

                           KEYCORP 401(K) SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1997


                                                                            Money                        Intermediate
                                           KeyCorp          Value           Market         Balanced         Income
                                         Stock Fund          Fund            Fund            Fund            Fund
                                       --------------------------------------------------------------------------------

ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $346,466,014)               $ 1,022,314,534
   Interest in mutual funds and
     collective trusts (cost
      $461,353,403)                          6,041,607   $260,094,434    $90,439,280       $71,548,240    $63,097,556
   Loans to participants
                                       --------------------------------------------------------------------------------
Total investments                        1,028,356,141    260,094,434     90,439,280        71,548,240     63,097,556

Receivables:
   Employer contributions                      705,555        219,309         58,876            84,277         44,134
   Participant contributions                   679,073        522,339        136,005           215,170        101,441
   Interest and dividends                        2,992                       426,826
   Other                                     1,947,337        123,137         45,822            42,619         62,318
                                       --------------------------------------------------------------------------------
Total receivables                            3,334,957        864,785        667,529           342,066        207,893

Cash                                           159,978
                                       --------------------------------------------------------------------------------
Total assets                             1,031,851,076    260,959,219     91,106,809        71,890,306     63,305,449

LIABILITIES
ESOP indebtedness                           41,886,000
Other liabilities                            1,622,423        864,785        251,680           342,065        207,893
                                       --------------------------------------------------------------------------------
Total liabilities                           43,508,423        864,785        251,680           342,065        207,893
                                       --------------------------------------------------------------------------------

Net assets available for benefits      $   988,342,653  $ 260,094,434   $ 90,855,129       $71,548,241  $  63,097,556
                                       ================================================================================


                                             Stock          Special
                                             Index           Value            Loan
                                             Fund             Fund            Fund            Total
                                        ------------------------------------------------------------------

ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $346,466,014)                                                                  $1,022,314,534
   Interest in mutual funds and
     collective trusts (cost
      $461,353,403)                     $  27,858,306      $25,685,346                       544,764,769
   Loans to participants                                                 $  36,574,859        36,574,859
                                        ------------------------------------------------------------------
Total investments                          27,858,306       25,685,346      36,574,859     1,603,654,162

Receivables:
   Employer contributions                      45,516           40,849                         1,198,516
   Participant contributions                  156,809          106,473                         1,917,310
   Interest and dividends                                                      118,963           548,781
   Other                                       84,235          146,576                         2,452,044
                                        ------------------------------------------------------------------
Total receivables                             286,560          293,898         118,963         6,116,651

Cash                                                                                             159,978
                                        ------------------------------------------------------------------
Total assets                               28,144,866       25,979,244      36,693,822     1,609,930,791

LIABILITIES
ESOP indebtedness                                                                             41,886,000
Other liabilities                             286,560          293,898         507,884         4,377,188
                                        ------------------------------------------------------------------
Total liabilities                             286,560          293,898         507,884        46,263,188
                                        ------------------------------------------------------------------

Net assets available for benefits       $  27,858,306    $  25,685,346   $  36,185,938   $1,563,667,603
                                        ==================================================================

See notes to financial statements.

                           KEYCORP 401(K) SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1996


                                                                            Money                        Intermediate
                                          KeyCorp          Value           Market         Balanced          Income
                                         Stock Fund         Fund            Fund            Fund             Fund
                                       --------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $338,442,936)                $ 774,608,794
   Interest in mutual funds and
     collective trusts  (cost
     $384,523,670)                          5,607,845  $ 207,017,566      $86,477,309     $50,479,565   $  69,026,690
   Insurance company contract               1,000,000
   Loans to participants                                                                                       93,642
                                       --------------------------------------------------------------------------------
Total investments                         781,216,639    207,017,566       86,477,309      50,479,565      69,120,332

Receivables:
   Employer contributions                   1,120,368        250,406           73,821          92,327          60,586
   Participant contributions                  699,851        583,609          169,405         217,692         138,399
   Interest and dividends                     204,148          4,898          380,808           3,400             389
   Other                                      254,607        122,816           52,521          88,974          38,631
                                       --------------------------------------------------------------------------------
Total receivables                           2,278,974        961,729          676,555         402,393         238,005

Cash                                       33,891            389               63
                                       --------------------------------------------------------------------------------
Total assets                              783,529,504    207,979,684       87,153,927      50,881,958      69,358,337

LIABILITIES
ESOP indebtedness                          48,864,000
Other liabilities                           1,205,692        963,585           26,142         404,111         243,148
                                       --------------------------------------------------------------------------------
Total liabilities                          50,069,692        963,585           26,142         404,111         243,148
                                       --------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS       $ 733,459,812  $ 207,016,099      $87,127,785     $50,477,847   $  69,115,189
                                       ================================================================================

                                             Stock          Special
                                             Index           Value            Loan
                                             Fund             Fund            Fund             Total
                                        -------------------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $338,442,936)                                                                 $    774,608,794
   Interest in mutual funds and
     collective trusts  (cost
     $384,523,670)                        $ 8,475,397   $   7,613,636                         434,698,008
   Insurance company contract                                                                   1,000,000
   Loans to participants                                                $  34,138,156          34,231,798
                                        -------------------------------------------------------------------
Total investments                           8,475,397       7,613,636      34,138,156       1,244,538,600

Receivables:
   Employer contributions                      18,841          16,197                           1,632,546
   Participant contributions                   45,853          39,601                           1,894,410
   Interest and dividends                                                                         593,643
   Other                                       40,692          33,497                             631,738
                                        -------------------------------------------------------------------
Total receivables                             105,386          89,295                           4,752,337

Cash                                                                              291              34,634
                                        -------------------------------------------------------------------
Total assets                                8,580,783       7,702,931      34,138,447       1,249,325,571

LIABILITIES
ESOP indebtedness                                                                              48,864,000
Other liabilities                             105,390          89,296         393,350           3,430,714
                                        -------------------------------------------------------------------
Total liabilities                             105,390          89,296         393,350          52,294,714
                                        -------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $ 8,475,393   $   7,613,635   $  33,745,097    $  1,197,030,857
                                        ===================================================================

See notes to financial statements.

                           KEYCORP 401(K) SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                            Money                        Intermediate
                                            KeyCorp         Value           Market         Balanced         Income
                                          Stock Fund         Fund            Fund            Fund            Fund
                                         ------------------------------------------------------------------------------

Additions to plan assets attributed to:
   Investment income:
     Common stock dividends              $ 25,100,067
     Net investment gain from mutual
       funds and collective trusts            810,334   $  22,497,087    $ 5,043,383     $   5,455,309  $   3,822,395
     Net realized gain and unrealized
       appreciation                       299,080,002      34,573,461                        5,437,301        607,645
     Interest on participant loans
                                         ------------------------------------------------------------------------------
                                          324,990,403      57,070,548      5,043,383        10,892,610      4,430,040

   Contributions:
     Employer                              19,528,504       6,271,426      1,714,685         2,355,555      1,325,944
     Participants                          18,462,479      15,391,907      4,137,382         5,931,955      3,118,514
                                         ------------------------------------------------------------------------------
                                           37,990,983      21,663,333      5,852,067         8,287,510      4,444,458
                                         ------------------------------------------------------------------------------
Total additions                           362,981,386      78,733,881     10,895,450        19,180,120      8,874,498

Deductions from plan assets attributed to:
   Participant withdrawals                 68,042,840      20,814,952     23,436,621         6,535,883      7,991,050
   Interest expense                         3,842,637
   Administrative and other expenses          367,405
                                         ------------------------------------------------------------------------------
Total deductions                           72,252,882      20,814,952     23,436,621         6,535,883      7,991,050
                                         ------------------------------------------------------------------------------

Changes in net assets                     290,728,504      57,918,929    (12,541,171)       12,644,237        883,448

Plan mergers                                                  683,220      2,511,300           424,728         93,580

Interfund transfer in (out)               (35,845,663)     (5,523,814)    13,757,215         8,001,429     (6,994,661)
Net assets at beginning of period         733,459,812     207,016,099     87,127,785        50,477,847     69,115,189
                                         ------------------------------------------------------------------------------

NET ASSETS AT END OF PERIOD              $988,342,653   $ 260,094,434   $ 90,855,129    $   71,548,241  $  63,097,556
                                         ==============================================================================

                                              Stock           Special
                                              Index            Value            Loan
                                               Fund            Fund             Fund             Total
                                          -------------------------------------------------------------------

Additions to plan assets attributed to:
   Investment income:
     Common stock dividends                                                                $     25,100,067
     Net investment gain from mutual
       funds and collective trusts          $1,684,805      $1,951,001                           41,264,314
     Net realized gain and unrealized
       appreciation                          3,005,348       2,292,336                          344,996,093
     Interest on participant loans                                         $   3,178,329          3,178,329
                                          -------------------------------------------------------------------
                                             4,690,153       4,243,337         3,178,329        414,538,803

   Contributions:
     Employer                                  886,994         770,464                           32,853,572
     Participants                            2,705,595       2,356,476                           52,104,308
                                          -------------------------------------------------------------------
                                             3,592,589       3,126,940                           84,957,880
                                          -------------------------------------------------------------------
Total additions                              8,282,742       7,370,277         3,178,329        499,496,683

Deductions from plan assets attributed to
   Participant withdrawals                   1,812,455       1,618,422         3,421,470        133,673,693
   Interest expense                                                                               3,842,637
   Administrative and other expenses                                                                367,405
                                          -------------------------------------------------------------------
Total deductions                             1,812,455       1,618,422         3,421,470        137,883,735
                                          -------------------------------------------------------------------

Changes in net assets                        6,470,287       5,751,855          (243,141)       361,612,948

Plan mergers                                   315,739         995,231                            5,023,798

Interfund transfer in (out)                 12,596,887      11,324,625         2,683,982
Net assets at beginning of period            8,475,393       7,613,635        33,745,097      1,197,030,857
                                          -------------------------------------------------------------------

NET ASSETS AT END OF PERIOD               $ 27,858,306    $ 25,685,346     $  36,185,938   $  1,563,667,603
                                          ===================================================================

See notes to financial statements.

                           KEYCORP 401(K) SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                            Money                        Intermediate
                                            KeyCorp         Value           Market         Balanced         Income
                                          Stock Fund         Fund            Fund            Fund            Fund
                                         ------------------------------------------------------------------------------
Additions to plan assets attributed to:
   Investment income:
     Common stock dividends              $  23,760,859
     Net investment gain from mutual
       funds and collective trusts           1,158,314  $   3,219,488     $4,187,943       $ 1,265,290  $   4,551,477
     Net realized gain and unrealized
       appreciation                        222,326,623     34,788,267                        4,148,111
     Interest on participant loans
                                         ------------------------------------------------------------------------------
                                           247,245,796     38,007,755      4,187,943         5,413,401      4,551,477

     Contributions:
       Employer                             23,353,542      6,465,460      1,988,220         2,318,459      1,726,989
       Participants                         18,925,989     16,088,581      5,045,469         6,211,129      4,123,410
                                         ------------------------------------------------------------------------------
                                            42,279,531     22,554,041      7,033,689         8,529,588      5,850,399
                                         ------------------------------------------------------------------------------
Total additions                            289,525,327     60,561,796     11,221,632        13,942,989     10,401,876

Deductions from plan assets attributed to:
   Net realized loss and unrealized
     depreciation                                                                                             999,074
   Participant withdrawals                  51,456,386     16,110,636     14,116,731         3,317,763      7,810,028
   Interest expense                          4,662,170
   Administrative and other expenses           262,540                                           1,693
                                         ------------------------------------------------------------------------------
Total deductions                            56,381,096     16,110,636     14,116,731         3,319,456      8,809,102
                                         ------------------------------------------------------------------------------

Changes in net assets                      233,144,231     44,451,160     (2,895,099)       10,623,533      1,592,774

Interfund transfer in (out)                (29,603,347)     2,035,444     10,834,521        13,094,329    (11,842,813)
Net assets at beginning of period          529,918,928    160,529,495     79,188,363        26,759,985     79,365,228

                                         ------------------------------------------------------------------------------

NET ASSETS AT END OF PERIOD              $ 733,459,812  $ 207,016,099   $ 87,127,785    $   50,477,847  $  69,115,189
                                         ==============================================================================

                                              Stock           Special
                                              Index            Value            Loan
                                               Fund            Fund             Fund            Total
                                          -----------------------------------------------------------------
Additions to plan assets attributed to:
   Investment income:
     Common stock dividends                                                                $    23,760,859
     Net investment gain from mutual
       funds and collective trusts          $  81,126       $   30,954                          14,494,592
     Net realized gain and unrealized
       appreciation                           503,266          275,549                         262,041,816
     Interest on participant loans                                         $   2,388,367         2,388,367
                                          -----------------------------------------------------------------
                                              584,392          306,503         2,388,367       302,685,634

     Contributions:
       Employer                               140,112          106,974                          36,099,756
       Participants                           500,064          522,345                          51,416,987
                                          -----------------------------------------------------------------
                                              640,176          629,319                          87,516,743
                                          -----------------------------------------------------------------
Total additions                             1,224,568          935,822         2,388,367       390,202,377

Deductions from plan assets attributed to
   Net realized loss and unrealized
     depreciation                                                                                  999,074
   Participant withdrawals                    45,592            87,688         2,911,028        95,855,852
   Interest expense                                                                              4,662,170
   Administrative and other expenses                                                               264,233
                                          -----------------------------------------------------------------
Total deductions                               45,592           87,688         2,911,028       101,781,329
                                          -----------------------------------------------------------------

Changes in net assets                       1,178,976          848,134          (522,661)      288,421,048

Interfund transfer in (out)                 7,296,417        6,765,501         1,419,948
Net assets at beginning of period                                             32,847,810       908,609,809

                                          -----------------------------------------------------------------

NET ASSETS AT END OF PERIOD               $ 8,475,393     $  7,613,635     $  33,745,097   $ 1,197,030,857
                                          =================================================================

See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                 For the Years Ended December 31, 1997 and 1996


A.       DESCRIPTION OF THE PLAN

The following provides only general information regarding the KeyCorp 401(k) Savings Plan (the "Plan"). Participants should refer to the Plan document or summary plan description for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan which contains two primary features. The portion of the Plan that is attributable to participant contributions is a cash or deferred arrangement authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). In addition, as authorized under the provisions of Section 4975(e)(7) of the Code, the Plan constitutes an employee stock ownership plan ("ESOP").

Regular full-time and part-time employees are eligible to participate in the Plan as of their first day of employment with KeyCorp.

Participants make contributions to the Plan by means of payroll deferrals. Participants can elect to make contributions (pre-tax) from 1% to 10% of their compensation. KeyCorp matches the contributions dollar-for-dollar up to a maximum of 6% of compensation ("Matching Contribution"). A minimum of 50% of the Matching Contribution is in the form of KeyCorp common stock. Matching Contributions of KeyCorp common stock are made either by releasing shares from the Plan's ESOP feature or by purchasing such shares in the open market.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors. Participants' contributions are currently limited to the maximum allowable amount under the Code.

A participant's interest in those Matching Contributions allocated to the participant's Plan Account becomes vested after completion of three years of vesting service. Plan forfeitures may be used to reduce Matching Contributions, to resolve claims in respect to benefit payments, to offset administrative expenses of the Plan or to facilitate stock transactions required for Plan investment or distribution purposes.

Participants may not withdraw amounts from their Plan account prior to attainment of age 59 1/2, termination, retirement, death or disability (subject to special grandfathered distribution provisions).

                           KeyCorp 401(k) Savings Plan

A.       DESCRIPTION OF THE PLAN-CONTINUED

The Plan includes a Loan Program, which enables Plan participants to borrow their vested Plan funds without incurring a taxable distribution from the Plan. Loans are available to participants on a uniform and nondiscriminatory basis and are limited to 50% of their vested Plan interest not to exceed $50,000. Upon termination, participants may receive a distribution of their Plan account balance in cash, or may elect to have their interest in the KeyCorp Stock Fund distributed in common stock of KeyCorp. Participants may leave their balance in the Plan if the balance is greater than $3,500. Upon retirement, the distribution of benefits to participants is made in either a lump sum payment or monthly cash installments at the participant's option.

KeyCorp has the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of termination of the Plan, the assets of the Plan will be distributed to the participants based on the amounts in their respective accounts.


B.       SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

Investments are stated at aggregate fair value which is determined based on the closing price reported on the last business day of the Plan year as follows:

     KEYCORP COMMON STOCK

     Closing market price as quoted on the New York Stock Exchange as of December 31, 1997 and 1996.

     MUTUAL FUNDS

     Closing price as quoted per the Wall Street Journal as of December 31, 1997 and 1996.

     COLLECTIVE TRUST FUNDS

     Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values.

                           KeyCorp 401(k) Savings Plan

B.     SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     INSURANCE CONTRACTS

     At contract value, which in the opinion of the Plan Administrator represents fair value.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, KeyCorp common stock, or (2) net realized gain and unrealized appreciation (depreciation), collective trusts and mutual funds.

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of securities are based on the specific cost of investments sold.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

On January 15, 1998, KeyCorp announced a two-for-one stock split effected by means of a 100% stock dividend payable March 6, 1998, to shareholders of record as of February 18, 1998. All relevant common stock data in this report has been adjusted to reflect the split.

Certain 1996 amounts have been reclassified to conform to current period presentation.



C.     PLAN AMENDMENTS AND MERGERS

Several plan amendments were adopted in both 1997 and 1996.

Effective December 31, 1997, the Plan was amended to provide for 100% vesting in employer contributions to employees of certain divested bank branches of an affiliate and to certain other separated employees meeting specified conditions, to be effective as of the date specified in the amendment.

                           KeyCorp 401(k) Savings Plan

C.     PLAN AMENDMENTS AND MERGERS - CONTINUED

The plan was also amended during 1997 to provide for the merger of the following plans (of companies acquired by KeyCorp affiliates) with and into the plan:

Effective April 1, 1997:

      *      Knight Insurance Agency, Inc. Savings and Retirement Plan

      * Knight Insurance Agency, Inc. and Associated Companies Profit Sharing Trust

      *      AutoFinance Group, Inc. 401(k) Savings Plan

      *      Carleton, McCreary, Holmes & Co. 401(k) Profit Sharing Plan

Effective December 31, 1997:

      *      Leasetec Corporation Profit Sharing and Retirement Savings Plan and
             Trust

      *      Spears, Benzak, Salomon & Farrell Salary Deferral Plan

At the effective merger dates shown above all assets of the respective merged plans ("Merged Plans") were transferred to the KeyCorp Plan. All employed participants in the Merged Plans became fully vested in their Merged Plan account balances.

On July 1, 1996, the Plan was amended and restated. The following amendments are effective:

       *        The name of the Equity Fund was changed to the Value Fund.

       *        The name of the Bond Fund was changed to the Intermediate Income
                Fund.

       * The Special Value Fund and Stock Index Fund were added as investment options.

                           KeyCorp 401(k) Savings Plan

D.     INVESTMENTS

Key Trust Company of Ohio, N.A. ("Key Trust"), an affiliate of KeyCorp, serves as the trustee for certain assets of the Plan with the balance held in trust by Wachovia Bank of North Carolina, N.A. Financial information regarding the assets held by the Plan are included in the accompanying financial statements and in the table below based on information provided by the trustees.

Upon enrollment, participants direct all of their participant contributions for investment in one of several funds in 5% increments. Plan participants have the option to invest in the KeyCorp Stock Fund and/or a combination of six funds which hold mutual funds and/or collective investment trust funds: the Value Fund, the Institutional Money Market Fund, the Balanced Fund, the Intermediate Income Fund, the Stock Index Fund, and the Special Value Fund. With the exception of the previously mentioned 50% minimum of employer matching contributions that are invested in the KeyCorp Stock Fund, participants may reallocate amounts previously invested between investment funds on a daily basis.

All of the above mentioned mutual funds and collective investment trust funds are sponsored by affiliates of KeyCorp. The aggregate cost of investment sales in all of the above collective trust funds is the average cost per share or per unit at the time of the sale.

During the periods ended December 31, 1997 and 1996, the Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) appreciated in fair market value $344,996,093 and $261,042,742, respectively as follows:

                           KeyCorp 401(k) Savings Plan


                                                                Net Appreciation
                                                                 (Depreciation)
                                                                  in Fair Value        Fair Value at
                                                                   During Year          End of Year
                                                              --------------------------------------------
Year ended December 31, 1997:
   Fair value as determined by quoted market price:
     KeyCorp Stock Fund                                       $299,080,002          $1,028,356,141
     Value Fund                                                 34,573,461             260,094,434
     Money Market Fund                                                                  90,439,280
     Balanced Fund                                               5,437,301              71,548,240
     Intermediate Income Fund                                      607,645              63,097,556
     Stock Index Fund                                            3,005,348              27,858,306
     Special Value Fund                                          2,292,336              25,685,346
   Fair value as determined by trustee:
     Loan Fund                                                                          36,574,859
                                                              --------------------------------------------

                                                              $344,996,093          $1,603,654,162
                                                              ============================================


Year ended December 31, 1996:
   Fair value as determined by quoted market price:
     KeyCorp Stock Fund                                       $222,326,623          $  781,216,639
     Value Fund                                                 34,788,267             207,017,566
     Money Market Fund                                                                  86,477,309
     Balanced Fund                                               4,148,111              50,479,565
     Intermediate Income Fund                                     (999,074)             69,120,332
     Stock Index Fund                                              503,266               8,475,397
     Special Value Fund                                            275,549               7,613,636
   Fair value as determined by trustee:
     Loan Fund                                                                          34,138,156
                                                              ---------------------------------------------

                                                              $261,042,742          $1,244,538,600
                                                              =============================================

                           KeyCorp 401(k) Savings Plan

D.     INVESTMENTS--CONTINUED

The fair value of investments that represent 5% or more of the Plan's net assets are as follows:

                                                                      1997                  1996
                                                              ---------------------------------------------

KeyCorp common stock                                          $1,022,314,534            $774,608,794
Victory Value Fund                                               260,094,434             207,016,105
Victory Institutional Money Market Fund                           90,439,280              86,505,083
Victory Intermediate Income Fund                                                          69,002,100


E.      INCOME TAX STATUS

The Internal Revenue Service has ruled that effective June 11, 1997, the Plan, as amended, qualified under Section 401(a) of the Internal Revenue Code and therefore, the related trust is not subject to tax under present income tax laws.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the participants withdraw all or a portion of their accumulative balance.

F.     EMPLOYEE STOCK OWNERSHIP PLAN

The Plan structure includes a leveraged ESOP. The Plan sponsor loaned the proceeds of funds borrowed from several institutional investors to the ESOP. These funds were used to purchase shares of KeyCorp's common stock. The ESOP debt is secured by KeyCorp common stock held by the ESOP trustee. The ESOP will repay the loans from KeyCorp using corporate contributions made to the Plan on behalf of participants and dividends on the common stock acquired with the loans. The amount of dividends received on ESOP shares used for debt service totaled approximately $5,083,000 and $5,047,000 for 1997 and 1996, respectively.

                           KeyCorp 401(k) Savings Plan

F.     EMPLOYEE STOCK OWNERSHIP PLAN--CONTINUED

Except for the repayment schedule, the loans to the ESOP are subject to substantially similar terms as the borrowings from institutional investors. The loan agreement consisted of two separate loans, one bearing interest at 8.255%, due June 26, 1996 (which was paid in full in March 1996), and the other at 8.404%, due in annual installments commencing July 14, 1997, through July 14, 2001, each subject to rate increases as described in the agreements.

The common stock of KeyCorp held by the ESOP was initially classified as unallocated by the Plan. Shares of common stock are allocated to participants as KeyCorp elects to make matching contributions from the ESOP. The allocation is made based on market value at the time of allocation. The related carrying value is determined based on the original purchase price. During the periods ended December 31, 1997 and 1996, 600,122 and 470,314 shares of common stock, respectively, were allocated. At December 31, 1997 and 1996, 2,812,906 and 3,413,028 shares of common stock, respectively, were unallocated.



G.     TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan's trustee, Key Trust, is an affiliate of the plan sponsor. All investments and transactions are maintained and initiated by the trustee. During 1997 and 1996, the Plan received $24,840,255 and $23,763,251, respectively, in common stock dividends from shares of KeyCorp. The Plan invests in certain mutual funds and in certain collective investment funds from which the Plan received $40,343,096 and $13,316,523 in investment income and $70,119 and $31,030 of dividend income and capital gains in 1997 and 1996, respectively. Key Asset Management Inc., an affiliate of the plan sponsor, is the investment advisor for these collective investment and mutual funds.

During the periods ended December 31, 1997 and 1996, 1,651,956 and 2,951,614 shares of common stock of KeyCorp were purchased by the Plan for $48,209,302 and $59,191,723, respectively, and 2,610,872 and 3,255,456 shares of common stock of KeyCorp were sold by the Plan for $74,578,181 and $66,276,498, respectively.

                           KeyCorp 401(k) Savings Plan

H.    YEAR 2000 (UNAUDITED)

The Year 2000 issue refers to computer systems that were originally programmed using two digits rather than four digits to identify the applicable year. When the Year 2000 occurs, these systems could interpret the Year as 1900 rather than 2000. Unless hardware, system software and applications are corrected to be Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems.

To address this issue, in 1995, KeyCorp developed a comprehensive, corporate-wide plan to verify Year 2000 compliance across all of its systems, including those of the Plan. A central team was formed consisting of KeyCorp internal resources and third-party experts. KeyCorp, on behalf of the Plan, prioritized the various systems that could be affected by the Year 2000, including those maintained by the Plan's trustees, business partners and service providers (internal and third party). Efforts to ensure compliance of core systems deemed critical have been accelerated. KeyCorp is closely monitoring the efforts of the Plan's trustees, business partners and service providers to ensure the potential problem is adequately addressed. KeyCorp expects to complete substantially all of the necessary work by the end of 1998, allowing 1999 as a year of final testing and refinement. None of the costs associated with compliance efforts will be borne by the Plan. KeyCorp believes the efforts described above will ensure the Plan's systems are adequately prepared for the Year 2000.

The timing of the project and its completion are based on KeyCorp management's best estimates, which were derived using numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to the efforts of the Plan's trustees, business partners and service providers, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant system codes, and similar uncertainties.

                           KeyCorp 401(k) Savings Plan

      Supplemental Schedule 27(a)--Schedule of Assets Held for Investment

                                December 31, 1997

                                                      Number
                                                    of Shares/           Current
             Description of Assets                   Par Value            Value                 Cost
--------------------------------------------------------------------------------------------------------------

KEYCORP STOCK FUND
 *  KeyCorp common stock                          28,873,640       $    1,022,314,534         $ 346,466,014
    DTF Short-Term Investment Fund                 5,404,941                5,404,941             5,404,941
    Collective trust of Key Trust
       Company of Ohio, N.A
      **EB Money Market Fund                         636,666                  636,666               636,666
                                                                   -------------------------------------------
    Total KeyCorp Stock Fund                                            1,028,356,141           352,507,621

VALUE FUND
**Victory Value Fund                              15,706,186              260,094,434           190,521,484

MONEY MARKET FUND
**Victory Institutional Money                     90,439,280               90,439,280            90,439,280
      Market Fund

BALANCED FUND
**Victory Balanced Fund                            5,280,313       $        71,548,240         $ 63,286,442

INTERMEDIATE INCOME FUND
**Victory Intermediate Income Fund                 6,565,823                63,097,556           62,142,936

STOCK INDEX FUND
**Key Stock Index Fund                             2,088,329                27,858,306           25,034,623

SPECIAL VALUE FUND
**Victory Special Value Fund                       1,583,560                25,685,346           23,887,031

LOAN FUND
    Loans to participants                         36,574,859                36,574,859           36,574,859
                                                                   -------------------------------------------

TOTAL ASSETS HELD FOR INVESTMENT                                   $     1,603,654,162         $844,394,276
                                                                   ===========================================


 *  Denotes a party-in-interest investment.

**  Denotes a party-in-interest investment, managed by KeyCorp's affiliate, Key
    Asset Management Inc.



                           KeyCorp 401(k) Savings Plan

       Supplemental Schedule 27(d)--Schedule of Reportable Transactions

                     Transactions or Series of Transactions
               in Excess of 5% of the Current Value of Plan Assets

                         Period Ended December 31, 1997

                                                             Purchase
             Description                    Units             Price       Selling Price       Cost of            Net Gain
                                                                                               Assets
------------------------------------------------------------------------------------------------------------------------------
*KEYCORP COMMON STOCK
       53    purchases                       1,651,956      $  48,209,302
      160    sales                           2,610,872                      $ 74,578,181     $ 30,342,991     $  44,235,190

DTF SHORT-TERM INVESTMENT FUND
      280    purchases                     127,703,357        127,703,357
      415    sales                         127,005,470                       127,005,470      127,005,470

**VICTORY VALUE FUND
      119    purchases                       3,322,659         53,577,355
      147    sales                           2,154,121                        35,072,488       24,669,440        10,403,048

**VICTORY INSTITUTIONAL MONEY
       MARKET FUND
     103   purchases                       141,902,428        141,902,428
     169   sales                           137,960,055                       137,960,055      137,960,055


The purchase price of securities acquired represented the fair value at the dates of the above transactions.

*     Denotes a party-in-interest investment.

** Denotes a party-in-interest investment, managed by KeyCorp's affiliate, Key Asset Management Inc.